UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2011
GATX Corporation
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-2328 (Commission File Number)	36-1124040 (IRS Employer Identification No.)

222 West Adams Street Chicago, Illinois 60606 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 621-6200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders (the “Annual Meeting”) of GATX Corporation (the “Company”) was held on April 22, 2011. At the Annual Meeting, the shareholders voted on the following four proposals and cast their votes as described below.
Proposal 1 — Election of Directors
The eight individuals named below were elected to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2012 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Votes
Anne L. Arvia	40,190,597	176,576	107,933	3,717,495
Deborah M. Fretz	38,695,134	185,747	1,594,224	3,717,495
Ernst A. Häberli	40,099,163	257,706	118,237	3,717,495
Brian A. Kenney	38,961,765	144,524	1,368,816	3,717,495
Mark G. McGrath	39,691,363	177,090	606,653	3,717,495
James B. Ream	39,607,505	258,599	609,002	3,717,495
David S. Sutherland	39,684,437	183,620	607,049	3,717,495
Casey J. Sylla	39,604,030	264,623	606,452	3,717,495
Proposal 2 — Ratification of Independent Registered Public Accounting Firm
The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, by the following vote:

For	Against	Abstain
42,687,094	1,423,194	82,313
Proposal 3 — Advisory Resolution on Executive Compensation
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement dated March 11, 2011, including the Compensation Discussion and Analysis and the Executive Compensation Tables, together with the narrative discussion related thereto, by the following vote:

For	Against	Abstain	Broker Non-Vote
34,099,486	1,462,535	4,913,085	3,717,495
Proposal 4 — Advisory Resolution on the Frequency of Future Advisory Votes on Executive Compensation
The shareholders, on an advisory basis, voted that the Company should hold future shareholder advisory votes on executive compensation annually. Vote totals on this resolution were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
30,135,645	191,191	4,493,761	5,654,509	3,717,495

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX Corporation
Date: April 28, 2011	By:	/s/ Robert C. Lyons
Robert C. Lyons
Senior Vice President and Chief Financial Officer (Duly Authorized Officer)